Exhibit 23.2

CONSENTS OF EXPERTS AND COUNSEL

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation of our report dated June 28, 2005 relating to the financial statements of LCM Holdings for the period ended December 31, 2004 included in this registration statement on Amendment No. 1 Form SB-2, into the Company’s previously filed Registration Statement on Form S-8 (File No. 333-131304).

/s/ VITALE, CATURANO & COMPANY, LTD.

VITALE, CATURANO & COMPANY, LTD.

Boston, Massachusetts

June 14, 2006